Wednesday September 15, 2004

Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Westsphere Asset Corporation Confirms Lease Renewal between the Province of Alberta & Banff Gate Mountain Resort Association.

CALGARY, Alberta, -- As undertaken at Westsphere’s Annual General Meeting in December 2003, on September 9, 2004 a copy of Miscellaneous Lease No. MLL 860082 dated June 14, 2002 was delivered to Westsphere’s legal counsel confirming the granting of a Land Lease between the Province of Alberta & Banff Gate Mountain Resort Association for a period of twenty-five (25) years commencing from June 16, 2002.

The extension secures Westsphere’s mortgage position through the full term of the mortgage. At present the outstanding balance of the mortgage granted by Westsphere to Banff Gate Mountain Resort Association including interest of six (4.25%) percent is $318,262.00 in Canadian funds. A copy of the Miscellaneous Lease is posted on Westsphere Asset Corp. website.

COMPANY OVERVIEW

Westsphere Asset Corporation, Inc. is a holding company, with subsidiaries engaged in business activities focusing mainly on the non-conventional banking industry.

With a model of GROWTH THROUGH CONSOLIDATON AND INTEGRATION, WSHA has significant potential through acquiring proven/or undervalued companies, reorganizing and maximizing their performance then consolidating their business activities with the existing business operations being conducted by WSHA subsidiaries.

Currently, the Company has established a strong presence in the privately owned non-conventional banking sector, i.e.: Automated Banking Machines (ABM) industry in Canada, and maintains and services an ABM network across Canada.

WSHA has subsidiaries involved in Financing and Leasing, Point of Sale Equipment Distribution, Property Development and Management, and Development of other non-conventional banking alternatives.

  CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE
  SHARES ISSUED: 34,622,243
  For further details, please refer to WSHA website
  Transfer Agent: Holladay Stock Transfer Inc.
  2939 North 67th Place
  Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHA does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

2140 Pegasus Way N.E.

Calgary, Alberta, Canada

T2E 8M5

Tel: +1-403-290-0264

Fax: +1-403-290-1266

SOURCE: Westsphere Asset Corporation, Inc.